UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2021

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386		26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 6000	Atlanta	Georgia	30308
(Address of principal executive offices, including zip code)
	(888)	798-5802
(Registrant's telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CDLX	The Nasdaq Stock Market LLC
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On September 26, 2021, the board of directors (the “Board”) of Cardlytics, Inc. (the “Company”) appointed Christopher Suh to serve as a director of the Company and as a member of the Company's audit committee. Mr. Suh will serve as a Class III director whose term will expire at the 2024 annual meeting of stockholders.
There is no arrangement or understanding between Mr. Suh and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Suh and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Mr. Suh requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Mr. Suh is set forth below.
Christopher Suh, age 51, has served as the Chief Financial Officer of Microsoft's Cloud and AI business since February 2018. Prior to this role, Mr. Suh held numerous positions of increasing responsibility at Microsoft from 1996 to January 2018, including General Manager of Investor Relations from 2013 to January 2018. Mr. Suh holds a B.A. degree in Accounting and a M.B.A. degree, both from the University of Washington.
In accordance with the Company’s compensation policy for non-employee directors, upon his commencement of service as a director, Mr. Suh was granted 1,102 restricted stock units, which will vest in full on the first anniversary of the grant date, provided that Mr. Suh is, as of such vesting date, then a director of the Company. Additionally, Mr. Suh will be entitled to receive a $30,000 annual retainer for his service as director and a $20,000 annual retainer for his service as a member of the Company's audit committee. At each annual stockholder meeting following which Mr. Suh’s term as a director continues, Mr. Suh will be entitled to receive an additional restricted stock unit award with a grant date fair value of $165,000, which award will vest in full on the first anniversary of such grant date, provided that he is, as of such vesting date, then a director of the Company. Mr. Suh has also entered into the Company’s standard form of indemnification agreement.
ITEM 7.01 REGULATION FD DISCLOSURE
On September 28, 2021, the Company issued a press release announcing the appointment of Mr. Suh.
A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit	Exhibit Description
99.1	Press release dated September 28, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardlytics, Inc.

Date:	September 28, 2021	By:	/s/ Andrew Christiansen
Andrew Christiansen
Chief Financial Officer (Principal Financial and Accounting Officer)